                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant /x/
Filed by Party other than the Registrant / /
Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/x/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                J2 COMMUNICATIONS
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
                                  Common Stock
        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials:

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

    (3) Filing Party:

        ------------------------------------------------------------------------

    (4) Date Filed:

        ------------------------------------------------------------------------

                           PRELIMINARY PROXY MATERIALS

                                J2 COMMUNICATIONS
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 21, 1998

To the Shareholders of
J2 Communications, Inc.:

        Notice is hereby given that a special meeting of shareholders of J2 Communications, a California corporation (the "Company"), will be held at the Company's office at 10850 Wilshire Boulevard, Suite 1000, Los Angeles, California on October 21, 1998, at 10:00 A.M. Pacific Daylight Savings Time, for the following purposes:

        1. To elect four (4) directors to serve on the Board of Directors until the next annual meeting or until their successors are elected and qualified;

        2. To approve an amendment to the Company's Articles of Incorporation to effect a 1 for 3 reverse stock split of the Company's outstanding Common Stock; and

        3. To transact such other business as may properly come before the meeting.

        Shareholders of record as of the close of business on September 16, 1998 will be entitled to vote at the special meeting. Shares should be represented as fully as possible, since a majority is required to constitute a quorum.

        Please mark, sign, date and mail the accompanying proxy in the enclosed self-addressed, postage paid envelope, whether or not you expect to attend the meeting in person. You may revoke your proxy at the meeting should you be present and desire to vote your shares in person, and you may revoke your proxy for any reason at any time prior to the voting thereof, either by written revocation prior to the meeting or by appearing at the meeting and voting in person. Your cooperation is respectfully solicited.



                                       By Order of the Board of Directors,

                                       /s/ JAMES JIMIRRO
                                       -----------------------------------------
                                       James Jimirro
                                       President and Chief Executive Officer

Los Angeles, California
September 21, 1998

                                J2 COMMUNICATIONS
                            10850 WILSHIRE BOULEVARD
                                   SUITE 1000
                          LOS ANGELES, CALIFORNIA 90024
                                 (310) 474-5252

                                 PROXY STATEMENT

                         SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 21, 1998

                                  INTRODUCTION

         The enclosed proxy is solicited on behalf of the Board of Directors of J2 Communications (the "Company") in connection with its special meeting of shareholders to be held on October 21, 1998 at 10:00 A.M., Pacific Daylight Savings Time, and any adjournment thereof (the "Special Meeting"), at the Company's office at 10850 Wilshire Blvd. Suite 1000, Los Angeles, California 90024.

         The cost of proxy solicitation will be borne by the Company. In addition to the solicitation of proxies by the use of the mails, certain officers and other regular employees of the Company may devote part of their time (but will not be specifically compensated therefor) to solicitation by telegraph, telephone or in person. Proxies may be revoked at any time prior to voting. Revocation may be done prior to the meeting by written revocation sent to the Secretary of the Company, J2 Communications, 10850 Wilshire Boulevard, Suite 1000, Los Angeles, California 90024; or it may be done personally upon oral or written request at the Special Meeting.

         This proxy statement was first mailed or delivered to shareholders on or about September 23, 1998.

                   RECORD DATE; VOTING SECURITIES OUTSTANDING

         The close of business on September 16, 1998 is the record date for determining the holders of the Company's common stock, no par value ("Common Stock"), entitled to notice of and to vote at the Special Meeting.

         As of August 15, 1998, the Company had outstanding voting securities consisting of 3,599,990 shares of Common Stock. Each holder of record of outstanding Common Stock at the close of business on September 16, 1998 will be entitled to vote at the Special Meeting. Presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock will constitute a quorum at the Special Meeting. A broker non-vote is not counted in determining voting results. If a shareholder, present in person or by proxy, abstains on any matter, the shareholder's shares will not be voted on such matter. Thus, an abstention from voting on a matter has the same legal effect as a vote "AGAINST" the matter.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The table below sets forth certain information as of August 15, 1998 with respect to the beneficial ownership of Common Stock by (i) each person known to be the beneficial owner of more than five percent of the outstanding shares of Common Stock; (ii) each director and nominee; (iii) the Chief Executive Officer; and (iv) all executive officers and directors as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.



                                          NO. OF
NAME AND ADDRESS OF                 SHARES AND NATURE OF            PERCENT OF
BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP(1)            CLASS
---------------------------        -----------------------          ----------

James P. Jimirro(2)(3)                   1,126,000                     26.5%

James Fellows (2)(4)                        39,000                       *

Bruce P. Vann (2)(5)                        34,000                       *

All directors and executive
officers as a group (5 persons)          1,232,500                     29.0%

-----------
*   Less than 1 percent.


(1) Nature of beneficial ownership is direct unless otherwise indicated by footnote. Beneficial ownership as shown on the table arises from sole voting and investment power unless otherwise indicated by footnote.

(2) The address for each shareholder listed is 10850 Wilshire Boulevard, Suite 1000, Los Angeles, California 90024.

(3) Includes 500,000 stock options granted under the Company's Stock Option Plan pursuant to Mr. Jimirro's Executive Employment Agreement.

(4) Includes 39,000 shares of Common Stock purchasable under the Company's Stock Option Plan.

(5) Includes 34,000 shares of Common Stock purchasable under the Company's Stock Option Plan.

                                     ITEM 1

                              ELECTION OF DIRECTORS


         It is intended that the shares represented by the enclosed proxy will be voted, unless votes are withheld in accordance with the instructions contained in the proxy, for the election of the four (4) nominees for Director named below. Each Director elected will hold office until the next annual election of Directors or until a successor is elected and qualified. In the event that any nominee for Director should become unavailable, which is not anticipated, the Board of Directors in its discretion may designate substitute nominees, in which event such shares will be voted for such substitute nominees.

         Every shareholder voting for the election of directors may cumulate his or her votes and give any candidate whose name has been placed in nomination prior to the voting a number of votes equal to the number of directors to be elected (four) multiplied by the number of his or her shares, or may distribute his or her votes among as many candidates so nominated as he or she chooses; no shareholder, however, may cumulate votes for any candidate unless the candidate has been nominated prior to the voting and at least one shareholder has given notice at the meeting prior to the voting of his or her intention to cumulate his or her votes. If any shareholder present at the Special Meeting gives such notice, all shareholders may cumulate their votes. The persons named in the accompanying proxy may also cumulate votes in favor of one or more of the nominees as they in their discretion determine. The nominees receiving the highest number of votes, up to the number of directors to be elected, will be elected as directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES NAMED BELOW.


                         INFORMATION CONCERNING NOMINEES

                                               DIRECTOR
     NAME                     AGE               SINCE
----------------              ---              --------
James P. Jimirro              61                 1986

James Fellows                 62                 1986

Bruce P. Vann                 42                 1987

John De Simio                 46                 1998

         JAMES P. JIMIRRO has been employed by the Company as President and Chief Executive Officer since its inception. From 1980 to 1985 he was the president of Walt Disney Telecommunications Company, which included serving as president of Walt Disney Home Video, a producer and distributor of family home video programming. While in this position, he also served as Corporate Executive Vice President of Walt Disney Productions. In addition, from 1983 to 1985, Mr. Jimirro served as the first president of The Disney Channel, a national cable pay-television channel, which Mr. Jimirro conceived and implemented. Mr. Jimirro continued in a consulting capacity for the Walt Disney Companies through July of 1986. From 1973 to 1980 he served as Director of International Sales and then as Executive Vice President of the Walt Disney Educational Media Company, a subsidiary of the Walt Disney Companies. Prior to 1973, Mr. Jimirro directed international sales for CBS, Inc., and later, for Viacom International. Mr. Jimirro has also served, since January 1990, as a member of the Board of Directors of Rentrak.

         JAMES FELLOWS has been a member of the Board of Directors and the President of the Central Education Network, Inc., a Chicago, Illinois association of public television and educational associations, since 1983. From 1962 through 1982, Mr. Fellows worked in a variety of positions for the National Association of Educational Broadcasters ("NAEB") in Washington, D.C., and became its President and Chief Executive Officer in 1978. Mr. Fellows is a director of numerous nonprofit corporations including the Educational Development Center in Boston, Massachusetts, a producer of written and filmed educational materials; the Maryland Public Broadcasting Foundation, a corporate fundraiser for public television; and American Children's Television Festival.

         BRUCE P. VANN has been a principal of the law firm of Kelly Lytton Mintz & Vann LLP since December 1995. From 1988 through December 1995 he was a partner in the law firm of Keck Mahin & Cate and Meyer & Vann. Mr. Vann specializes in corporate and securities matters. Mr. Vann also serves, on a non-exclusive basis, as Senior Vice President of Largo Entertainment, Inc., a subsidiary of The Victor Company of Japan.

         JOHN DE SIMIO has been in the entertainment side of the public relations business since 1976. From 1988 to 1996, Mr. De Simio was a Senior Vice President, Publicity/Promotion for Castle Rock Entertainment, where he oversaw publicity and national promotional campaigns for their theatrical and television productions. Before moving to Castle Rock, Mr. De Simio was National Publicity Director of Twentieth Century Fox Film Corporation from 1985-1988. Mr. De Simio is presently on a disability leave due to a visual impairment. Mr. De Simio currently serves on the Boards of Theatre LA and The Broadcast Film Critics Association.

         The Board of Directors held one formal meeting during the fiscal year ending July 31, 1998, although the board met informally on numerous occasions. All Directors attended the formal meeting. The Board of Directors of the Company has standing Audit and Independent Committees.

         The Audit Committee did not meet during the fiscal year ending July 31, 1998. This Committee is responsible for reviewing with the Company's financial management and its independent auditors, the proposed audit program for each fiscal year, the results of the audits and the adequacy of the Company's systems of internal accounting control. The Committee recommends to the Board of Directors the appointment of the independent auditors for each fiscal year. Directors De Simio and Fellows are members of this Committee.

         The Independent Committee did not meet during the fiscal year ending July 31, 1998. This Committee is responsible for implementing procedures to comply with the Foreign Corrupt Practices Act and for review and approval of any transactions between the Company and affiliates. Directors Vann and Fellows are members of this Committee.

         The Company does not have a nominating or compensation committee, or committees performing similar functions.

                    INFORMATION REGARDING EXECUTIVE OFFICERS

         All of the Company's executive officers are elected by, and serve at the pleasure of, the Board of Directors and/or the President. Set forth below are the names and offices held by each of the Company's executive officers, their ages, and the date when each was first elected as an executive officer of the Company. A brief account of the business experience of Rudy P. Patino and Duncan Murray are set forth below; the information regarding James P. Jimirro has been set forth above.
                                                                 FIRST
         NAME AND OFFICE                             AGE        ELECTED
         ---------------                             ---        --------
         James P. Jimirro                            61           1986
          Chairman of the Board of Directors
          President and Chief Executive Officer

         Rudy P. Patino                              50           1997
          Chief Financial Officer

         Duncan Murray                               52           1986
          Vice President--Marketing

-------------------

         RUDY R. PATINO joined the Company on August 8, 1997 as Chief Financial Officer. He is a Certified Public Accountant, licensed in the State of California, and has worked as Chief Financial Officer and Controller for various entertainment companies over the last 15 years. From 1995 to 1997 he was Chief Financial Officer for Prism Entertainment Corporation, a producer and distributor of feature motion pictures. Prior to that, from 1986 to 1995, he was Vice President/Controller for Avalon Attractions, Inc. one of the largest live concert promoters in Southern California.

         DUNCAN MURRAY has been with the Company since July, 1986 as Vice President of Marketing. Before that he worked with the Walt Disney Companies for fourteen years in a variety of capacities including Vice President, Sales Administration for The Disney Channel, and Director of Sales for Walt Disney Telecommunications Company.

               COMPENSATION AND OTHER TRANSACTIONS WITH MANAGEMENT

                           SUMMARY COMPENSATION TABLE

                             EXECUTIVE COMPENSATION

         The Summary Compensation Table below includes, for each of the fiscal years ended July 31, 1998, 1997, and 1996 individual compensation for services to the Company and its subsidiaries of the Chief Executive Officer (the "Named Officer").


                                              SUMMARY COMPENSATION TABLE

                                                                    LONG TERM COMPENSATION

                          ANNUAL COMPENSATION                     AWARDS              PAYOUTS
                 ---------------------------------------   -----------------------   -----------------
(a)              (b)        (c)             (d)            (e)         (f)           (g)       (h)                 (i)
                                                             OTHER
NAME                                                         ANNUAL    RESTRICTED                             ALL OTHER
AND                                                          COMPEN-    STOCK                   LTIP           COMPEN-
PRINCIPAL                                                    SATION    AWARD(S)      OPTIONS/  PAYOUTS         SATION
POSITION          YEAR     SALARY ($)       BONUS ($)(4)    ($)(1)        ($)        SARS (#)   ($)              ($)
--------          ----     ----------       ------------  ----------   -----------   -----------------        ----------

James P.
 Jimirro(2)

                  1998     190,750                            (2)        (3)         100,000               (3)
                  1997     190,750                            (2)        (3)         100,000               (3)
                  1996     190,750                            (2)        (3)         100,000               (3)


--------------------

(1)      Does not include amounts of $12,000 in 1998, $12,500 in 1997 and $9,700 paid in 1996 to Jim Jimirro who are entitled to be reimbursed for expenses relating to entertainment, travel and living expenses when away from home.

(2)      Does not include $6,000 in 1998, $7,000 in 1997 and $8,900 in 1996 which the Company paid for Mr. Jimirro's health plan. The Company also provides Mr. Jimirro with a Company-owned vehicle for his use.

(3) Does not include SAR's granted to Mr. Jimirro pursuant to his employment agreement. See the description of Mr. Jimirro's employment agreement under "Employment Agreements and Stock Option Plans" below.

(4) Effective June 1, 1992, Mr. Jimirro reduced the amount of salary he receives to $190,750. Mr. Jimirro does not expect to receive the unpaid portion unless there is a change in the control of the Company as defined by his employment agreement. The Company has not accrued any salary or bonus for Mr. Jimirro in regards to the above for the fiscal years ended July 31, 1996, 1997 and 1998.

OPTION GRANTS IN LAST FISCAL YEAR

     Shown below is information on grants of stock options pursuant to the 1994 Stock Option Plan during the fiscal year ended July 31, 1998, to the Named Officer.

                                                                                   POTENTIAL REALIZED VALUE AT ASSIGNED
                                                                                   ANNUAL RATES OF STOCK PRICE
                          INDIVIDUAL GRANTS IN 1998                                APPRECIATION FOR 7 YEAR OPTION TERM
                          -------------------------                                -----------------------------------

                                PERCENTAGE
                                OF TOTAL
                                OPTIONS/SARS      EXERCISE                                 5%                10%
                 OPTIONS/       GRANTED TO        OR BASE                          -----------------   -----------------
                 SARs           EMPLOYEES IN      PRICE PER     EXPIRATION        STOCK     DOLLAR     STOCK    DOLLAR
NAME             GRANTED(#)     FISCAL YEAR       SHARE($)        DATE            PRICE($)  GAINS($)   PRICE($) GAINS($)
------------------------------------------------------------------------------------------------------------------------

James Jimirro    100,000(1)     52.6              $0.734(2)      12-28-2004      $1.03      $29,600    $1.44     $70,600

-------------------
(1)   Options/SARs granted are immediately exercisable.

(2) Options/SARs granted with an exercise price (or initial valuation in the case of SARs) equal to the closing sale price of the Common Stock as quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on December 28, 1997, the date of grant for Mr. Jimirro.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

         Shown below is information with respect to (i) options exercised by the Named Officer pursuant to the 1994 Plan during fiscal 1998 (of which there were none); and (ii) unexercised options granted in fiscal 1998 and prior years under the 1994 Plan to the Named Officer and held by him at July 31, 1998.


                                                                                   VALUE OF
                                                                                   UNEXERCISED
                                                              UNEXERCISED         IN-THE-MONEY
                                                             OPTIONS/SARS AT      OPTIONS/SARS AT
                                                                7/31/98             7/31/98(1)
                          SHARES ACQUIRED    VALUE            EXERCISABLE/         EXERCISABLE;
NAME                      ON EXERCISE (#)    REALIZED($)    UNEXERCISABLE(#)      UNEXERCISABLE($)
----                      ---------------    -----------    ----------------      ----------------

James Jimirro                   -0-              -0-         900,000/0             $34,262


(1) Based on the closing sale price as quoted on NASDAQ on that date.


DIRECTOR COMPENSATION

         Directors, with the exception of Mr. Jimirro, receive 4,000 stock options per year exercisable at the then market price as compensation for their services as a director.

EMPLOYMENT AGREEMENTS AND STOCK OPTIONS

         In 1994, the Company entered into a new employment agreement with James
P. Jimirro, effective July 1, 1994 (the "1994 Agreement"). Under the 1994 Agreement, which has a term of seven years, Mr. Jimirro will receive a base salary plus an incentive bonus following the end of each fiscal year during which Mr. Jimirro is employed by the Company. Mr. Jimirro's base salary for the first year will be $475,000 and will be adjusted annually by the greater of (i) 9% or (ii) 5% plus the percentage increase in the CPI Index. Effective June 1, 1992, Mr. Jimirro reduced the amount of salary he receives to $190,750. Mr. Jimirro does not expect to receive the unpaid portion unless there is a change in the control of the Company as defined by the agreement.

         Mr. Jimirro's bonus is to be an amount equal to 5% of the Company's earnings in excess of $500,000 and up to $1 million; plus 6% of the next $1 million of earnings; plus 7% of the next $1 million of earnings; plus 8% of the next $2 million of earnings; and plus 9% of the next $2 million of earnings. If earnings exceed $7 million, then Mr. Jimirro shall, in addition to foregoing compensation, be entitled to such additional incentive compensation as may be determined by the Board based upon Mr. Jimirro's services and performance on behalf of the Company and the profitability of the Company.

         The 1994 Agreement also provides that, on the date of each annual meeting of shareholders during its term, Mr. Jimirro will be granted stock options with respect to 50,000 shares of Common Stock and stock appreciation rights ("SARs") with respect to 50,000 shares of Common Stock. The exercise price of each option and the initial valuation of each SAR will be equal to the fair market value of the Common Stock of the Company at the date of the grant. The options and SARs will be immediately exercisable non-statutory stock options, will have a term of seven years, and will be subject to all other terms identical to those contained in the Company's 1991 Employee Stock Option Incentive Plan (the "1991 Plan"). The 1991 Plan specifically provides for the grant of stock options and SARs to Mr. Jimirro in accordance with his employment agreement. The 1994 Agreement provides that if Mr. Jimirro's employment is terminated without cause, or is terminated by Mr. Jimirro for cause or under certain other circumstances, including a change in control of the Company (as defined below), then Mr. Jimirro generally is entitled to receive all payments and other benefits which would be due under the 1994 Agreement during its entire term; provided, that such payments would be reduced to the extent that such payments would constitute an "excess parachute payment" under the Internal Revenue Code of 1986, or any successor law applicable to payments of severance compensation to Mr. Jimirro. A "change in control" would be deemed to occur if
(a) any person or group becomes the direct or indirect owner of securities with 25% or more of the combined voting power of the Company's then outstanding securities, (b) if there is a significant change in the composition of the Board of Directors of the Company, (c) upon the sale of all or substantially all of the assets of the Company, (d) upon the merger of the Company with any other corporations if the shareholders of the Company prior to the merger owned less than 75% of the voting stock of the corporation surviving the merger or (e) in certain other events. In addition to the foregoing benefits, Mr. Jimirro has the right, if he terminates his employment under certain circumstances (including following a change in control or a breach of the 1994 Agreement by the Company) to serve as a consultant to the Company for a period of five years (the "Consulting Period"). During the Consulting Period, Mr. Jimirro would be required to devote no more than 600 hours per year to the affairs of the Company, and would receive 50% of his salary as in effect on the date of termination of his employment. As a result of the foregoing, the Company would incur substantial expenses if Mr. Jimirro terminates his employment with the Company following a change in control of the Company, which may make the Company a less attractive acquisition candidate. The 1994 Agreement also provides Mr. Jimirro with certain registration rights pursuant to which, beginning in 1992, the Company will be required upon the request of Mr. Jimirro to register the sale of shares of the Company's Common Stock owned by Mr. Jimirro under the Securities Act of 1933. The 1994 Agreement is terminable by the Company only "for cause" as defined therein.

COMPENSATION COMMITTEE, INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         The Company does not have a Compensation Committee or similar Board committee. The Board of Directors did not deliberate on executive officer compensation during the last fiscal year. See "Board Compensation Committee Report on Executive Compensation" below.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

CHIEF EXECUTIVE OFFICER COMPENSATION

         The Company's Board of Directors does not have a Compensation Committee or Board committee performing a similar function. The compensation of Mr. Jimirro as Chief Executive Officer ("CEO") is determined under the provisions of Mr. Jimirro's employment agreement with the Company, which was approved by the Board of Directors in 1994. See "Employment Agreements and Stock Options" on page 8 above.

         Generally, Mr. Jimirro's employment agreement is structured to correlate his compensation with Company performance over its seven year term. Mr. Jimirro receives a base salary adjusted annually to offset inflation, as well as a bonus. The bonus is based on a formula directly linking the amount paid to Company's net income. Mr Jimirro is also eligible for any discretionary bonus which the board may grant in its discretion.

         Effective July 1, 1992, Mr. Jimirro reduced the amount of salary he receives to $190,750. Mr. Jimirro does not expect to receive the unpaid portion unless there is a change in the control of the Company as defined by his employment agreement. The Company has not accrued any salary or bonus for Mr. Jimirro in regards to the above for the fiscal years ended July 31, 1996, 1997 and 1998.

COMPENSATION OF OTHER NAMED EXECUTIVE OFFICERS

         The Board of Directors delegated to the CEO the authority to set the compensation of the other executive officers. The current officers effected by such policy are Rudy P. Patino and Duncan Murray.

                  Rudy P. Patino
                  Duncan Murray

PERFORMANCE GRAPH


                                             7/31/93   7/31/94   7/31/95   7/31/96   7/31/97   7/31/98
                                             -------   -------   -------   -------   -------   -------
J2 Communications, Inc.                       100.00   100.000   112.500   112.500   100.000    78.100
Nasdaq Stock Market (US Companies)            100.00   125.137   175.713   191.438   282.494   333.424
Nasday Stock Market (Non-Financial) Index     100.00   120.947   174.289   184.752   268.300   314.016




CERTAIN TRANSACTIONS

         Bruce P. Vann and the law firm of Kelly Lytton Mintz & Vann LLP, of which he is a partner, performed services as attorneys for the Company. For the fiscal year ended July 31, 1998, Kelly Lytton Mintz & Vann LLP earned approximately $7,000. Mr. Vann is a director of the Company and, as such, he (or his law firm) may receive additional compensation for services rendered to the Company.


          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

         Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file by these dates during fiscal 1997. All of these filing requirements were satisfied during fiscal 1997, other than filings relating to automatic stock option grants which have not been formally issued or documented. In making these disclosures, the Company has relied solely on the written representations of its directors and executive officers and copies of the reports that they have filed with the Commission. With respect to any forms which are necessary as a result of stock option grants, the Company and its officers and directors will file these reports as soon as practicable.

                                     ITEM 2

                       APPROVAL OF THE REVERSE STOCK SPLIT

         On August 13, 1998, the Company received a letter from The NASDAQ Stock Market, Inc. ("NASDAQ") regarding the Company's Common Stock having traded at less than $1.00 per share for 30 consecutive trade dates. NASDAQ has given the Company until November 13, 1998 to rectify the situation or, as of such date, NASDAQ will delist the Company's Common Stock. In order to demonstrate compliance with the listing requirement, the Company's Common Stock must close at $1.00 or greater for ten (10) consecutive trading days on or before November 13, 1998.

         The Company's Board of Directors, after considering the options available to it, has determined that the best way to achieve the minimum $1.00 trading price for the Company's Common Stock is to amend the Company's Articles of Incorporation to effect a 1 for 3 reverse stock split (the "Reverse Stock Split"). The Board of Directors has unanimously approved and recommends that the shareholders approve the Reverse Stock Split. The Reverse Stock Split will be effected by the filing of a Certificate of Amendment of the Company's Articles of Incorporation with the Secretary of State of California, the proposed form of Amendment to effect the Reverse Stock Split is set forth as Appendix A to this Proxy Statement.

         The Reverse Stock Split will result in the combination of each three issued and outstanding shares of Company Common Stock into one share of Common Stock. The Reverse Stock Split will not reduce the 15,000,000 authorized shares of Common Stock, change the par value of the Common Stock or affect the number of authorized shares of Preferred Stock. Based upon the 3,599,990 shares of Common Stock outstanding on July 31, 1998, the Reverse Stock Split would decrease the number of outstanding shares of Common Stock by sixty-six and two-thirds percent (66 2/3%), resulting in approximately 1,199,997 shares of Common Stock being outstanding after the split. The Reverse Stock Split will not effect any shareholder's proportionate equity interest in the Company, or the relative rights, preferences or priorities of any shareholder.

PURPOSES OF THE REVERSE SPLIT

         The primary purposes underlying the unanimous determination by the Board to effect the Reverse Stock Split include the following:

                  (1) A reduction in the number of issued and outstanding shares of Common Stock will increase proportionately the Company's future earnings per share, in the event such earnings are realized. Such an increase in earnings per share, if any, may render its shares of Common Stock more attractive to a broader group of investors or for issuance in connection with future potential acquisitions by the Company's of other businesses or properties. However, shareholders should be aware that a reduction in the number of issued and outstanding shares of Common Stock resulting from the Reverse Stock Split could increase proportionately the Company's losses per share if it continues to sustain net losses in the future, with potentially adverse consequences to the future market value of the shares of Common Stock.

                  (2) By reason of the Reverse Stock Split, the market value of a share of Common Stock may increase to a level above the current market value. Failure to maintain a bid price in excess of $1.00 per share could result in the future delisting of the Company's Common Stock on The NASDAQ Small Cap Market, which might adversely affect the trading in and liquidity of such shares.

         While the Board believes that the shares of Common Stock will, as a result of the Reverse Stock Split, trade at higher prices than those which have prevailed in recent fiscal quarters, there can be no assurance that such increase in the market value will occur or, if such an increase occurs, that it will equal or exceed the direct arithmetical result of the Reverse Stock Split since there are numerous factors and contingencies which would effect such value, including the status of the market for the shares of Common Stock at the time, the Company's reported results of operations in future fiscal periods and general stock market conditions. THEREFORE, THERE CAN BE NO ASSURANCE THAT THE SHARES OF COMMON STOCK WILL NOT, DESPITE THE REVERSE STOCK SPLIT, TRADE AT PRICES WHICH ARE LESS THAN THE ARITHMETICAL EQUIVALENT SHARE PRICE RESULTING FROM THE REVERSE STOCK SPLIT.

EXCHANGE OF STOCK CERTIFICATES

         The exchange of shares of Common Stock will occur on the filing date of the Amendment (the "Filing Date") without any action on the part of the Company's shareholders and with out regard to the date or dates certificates formerly representing shares of Common Stock are physically surrendered for certificates representing the number of shares of Common Stock such shareholders are entitled to receive as a result of the Reverse Stock Split. U. S. Stock Transfer Corporation (the `Exchange Agent") will effectuate the exchange of certificates.

         As soon as practicable after the Filing Date, transmittal forms will be mailed to each holder of record of certificates representing shares of Common Stock to be used in forwarding their certificates for surrender and exchange for certificates representing the number of shares of Common Stock such shareholders are entitled to receive as a result of the Reverse Stock Split. After receipt of such transmittal form, each such holder shall surrender the certificates formerly representing shares of Common Stock of the Company and such holder will receive in exchange therefor certificates representing the number of shares of Common Stock to which such holder is entitled. These transmittal forms will be accompanied by instructions specifying other details of the exchange. Shareholders should not send in their certificates until they receive a transmittal form.

         No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split. In lieu of receiving fractional shares, shareholders who hold a number of shares not evenly divisible immediately prior to the Reverse Stock Split will be entitled to receive a whole share of Common Stock for any fractional share at no additional cost. The number of shares of Common Stock to be issued in connection with rounding up such fractional interests is not expected by management of the Company to be material

FEDERAL INCOME TAX CONSEQUENCES

         The following description of certain federal income tax consequences is based on the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (e.g., nonresident aliens, broker-dealers, or insurance companies). Shareholders are urged to consult their own tax advisors to determine the particular tax consequences to them.

         The Company has not sought and will not seek a ruling from the Internal Revenue Service or an opinion of counsel regarding the federal tax consequences of the Reverse Stock Split. However, the Company believes that because the Reverse Stock Split is not part of a plan to periodically increase a shareholders proportionate interest in the assets or earnings and profits of the Company, the Reverse Stock Split should not result in recognition of gain or loss, the holding period for the shares as well as the adjusted basis of the shares will be the same.

VOTE REQUIRED; BOARD RECOMMENDATION

         Assuming a quorum is present, the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Special Meeting and entitled to vote thereon is required to approve the Reverse Stock Split. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         Arthur Anderson LLP, independent certified public accountants, are the auditors of the Corporation. It is not expected that representatives of Arthur Andersen LLP will be present at the Special Meeting.

                                  OTHER MATTERS

SHAREHOLDER PROPOSALS

         Shareholder proposals intended to be included in the Company's proxy statement and form of proxy relating to, and to be presented at, the Annual Meeting of Shareholders of the Company to be held in 1999 must be received by the Company on or before January 29, 1999.

VOTING PROXIES

         The enclosed proxy card confers authority to vote, in accordance with the instructions contained in the proxy, with respect to the election of the nominees for director specified in this Proxy Statement and the approval of the Reverse Stock Split. The proxy will be voted in accordance with the choices indicated thereon. If no specifications are made, proxies will be voted "FOR ALL NOMINEES" for director, and "FOR" the approval of the Reverse Stock Split.

OTHER BUSINESS

         The Board of Directors knows of no other business that will be represented at the meeting. Should any other business come before the meeting, it is the intention of the persons named in the enclosed proxy form to vote in accordance with their best judgment.


                                            By Order of the Board of Directors,


                                            /s/ RUDY PATINO
                                            ---------------------------
                                            Rudy Patino, Secretary

Los Angeles, California
September 21, 1998

                                                                      APPENDIX A



                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                                J2 COMMUNICATIONS

         The undersigned, James Jimirro, the Chairman of the Board, President and Chief Executive Officer, and Rudy Patino, the Secretary, of J2 Communication, a corporation duly organized and existing under the laws of the State of California (the "Company"), do hereby certify:

         1. That they are the Chairman of the Board, President and Chief Executive Officer and Secretary, respectively, of the Company.

         2. The Board of Directors of the Company duly adopted a resolution to amend the Restated Articles of Incorporation of the Company to effect a one-for-three reverse stock split on the Common Stock and declaring the advisability thereof.

         3. At a Special Meeting of the Shareholders of the Company held on October 21, 1998, a majority of the shares of the outstanding stock entitled to vote thereon as a class, were voted in favor of such amendment in accordance with Section 903 of the California Corporations Code.

         4. Article IV of the Company's Restated Articles of Incorporation is hereby amended to read in its entirety as follows:

         "IV.     CAPITAL.

                  (a) The corporation is authorized to issue two (2) classes of shares designated as "Preferred Stock" and "Common Stock" respectively. The number of shares of Preferred Stock authorized to be issued is 2 million (2,000,000) and the number of shares of Common Stock authorized to be issued is 15 million (15,000,000).

                      Upon a Certificate of Amendment to this Restated
                  Articles of Incorporation, as amended, becoming effective pursuant to California General Corporations Law, and without any further action on the part of the Company or its shareholders, each three (3) shares of issued and outstanding shares of Common Stock shall be combined into one (1) outstanding share of Common Stock. Each shareholder who would otherwise be entitled to receive a fractional share shall receive a whole share of Common Stock at no additional cost.

         IN WITNESS WHEREOF, J2 Communications has caused this Certificate to be executed by its President and Chief Executive Office and attested to by its Secretary this ____ day of October 1998.

                                                J2 COMMUNICATIONS


                                                By:_______________________
                                                   James Jimirro, President
                                                   and Chief Executive Officer


ATTEST:


---------------------
Rudy Patino, Secretary
                                       16